Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated February 7, 2017 with respect to the consolidated financial statements of Serendex Pharmaceuticals A/S included in the Current Report of Savara Inc. on Form 8-K filed on April 27, 2017, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON

GRANT THORNTON

State-Authorized Public Accountants

Copenhagen, Denmark

May 11, 2017